EXHIBIT 10.61

                           LETTER OF CREDIT AGREEMENT

                          Dated as of November 1, 1997

                                 By and Between

                                 EXACTECH, INC.

                                       and

                      SUNTRUST BANK, NORTH CENTRAL FLORIDA


                           --------------------------

                                   relating to

                          City of Gainesville, Florida
                      Industrial Development Revenue Bonds
                            (Exactech, Inc. Project),
                                   Series 1997

                           --------------------------



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                                TABLE OF CONTENTS

                             (Not Part of Agreement)

                                                                                                               PAGE
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1.       DEFINITIONS............................................................................................  1
1A.      General Definitions....................................................................................  1
1B.      Other Accounting Definitions...........................................................................  6

2.       ISSUANCE OF LETTER OF CREDIT; FEES.....................................................................  6
2A.      Amount and Terms of Letter of Credit...................................................................  6
2B.      Letter of Credit Fee...................................................................................  6
2C.      Drawing Fees...........................................................................................  7
2D.      Transfer Fees..........................................................................................  7
2E.      Additional Payments....................................................................................  7
2F.      Capital Adequacy.......................................................................................  8
2G.      Interest on Overdue Payments...........................................................................  8

3.       AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS; PLEDGED BONDS............................................  8
3A.      Reimbursement..........................................................................................  8
3B.      Pledge of Bonds........................................................................................  9
3C.      Reinstatement of Letter of Credit...................................................................... 10
3D.      Credit for Amount Paid on Bonds........................................................................ 10
3E.      Computation of Interest; Place of Payment.............................................................. 10

4.       CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT............................................... 11
4A.      Delivery of the Bonds and Operative Documents.......................................................... 11
4B.      No Default............................................................................................. 11
4C.      Representations and Warranties......................................................................... 11
4D.      Opinions of Counsel.................................................................................... 11
4E.      Certificates of Compliance............................................................................. 11
4F.      Opinion of Bond Counsel................................................................................ 12
4G.      Other Documents........................................................................................ 12
4H.      Documentation and Proceedings.......................................................................... 12

5.       CHARACTER OF OBLIGATIONS HEREUNDER..................................................................... 12

6.       REPRESENTATIONS AND WARRANTIES......................................................................... 12

7.       AFFIRMATIVE COVENANTS.................................................................................. 16

8.       NEGATIVE COVENANTS..................................................................................... 22

9.       EVENTS OF DEFAULT...................................................................................... 24

10.      NATURE OF BANK'S DUTIES; INDEMNIFICATION............................................................... 27

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11.      MISCELLANEOUS.......................................................................................... 29
11A.     Amendments............................................................................................. 29
11B.     Survival of Representations and Warranties............................................................. 29
11C.     Expenses............................................................................................... 29
11D.     Notices................................................................................................ 30
11E.     Satisfaction Requirement............................................................................... 30
11F.     Binding Effect; Assignment............................................................................. 30
11G.     Governing Law.......................................................................................... 30
11H.     Counterparts........................................................................................... 31
11I.     Incorporation of Preambles and Annexes................................................................. 31



Annex I  .........Irrevocable Letter of Credit
Annex II .........Pledge and Security Agreement
Annex III.........Pending Litigation
Annex IV .........Information Regarding ERISA Plans
Annex V  .........Permitted Liens
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                           LETTER OF CREDIT AGREEMENT


                  THIS LETTER OF CREDIT AGREEMENT (the "Agreement"), dated as of November 1, 1997, by and between EXACTECH, INC., a Florida corporation (the "Company") and SUNTRUST BANK, NORTH CENTRAL FLORIDA, a Florida banking corporation (the "Bank");


                              W I T N E S S E T H:


                  WHEREAS, the Company has requested that the City of Gainesville, Florida (the "Issuer") issue its Industrial Development Revenue Bonds (Exactech, Inc. Project), Series 1997 (the "Bonds"), which shall be outstanding in a principal amount of $3,900,000, pursuant to an Indenture of Trust, dated as of November 1, 1997 (the "Indenture"), by and between the Issuer and SunTrust Bank, Central Florida, National Association, as trustee (the "Trustee"), and to lend the proceeds of the sale of the Bonds to the Company in order to enable the Company to finance, in whole or in part, the cost of an orthopedic implants manufacturing facility; and

                  WHEREAS, as security for the payment of the Bonds, the Company has requested that the Bank issue its irrevocable letter of credit in the form of Annex I attached hereto (the "Letter of Credit"); and

                  WHEREAS, it is a condition of the obligation of the Bank to execute and deliver the Letter of Credit that this Agreement shall have been executed and delivered by the Company;

                  NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1.       DEFINITIONS.

                  1A. GENERAL DEFINITIONS. For the purpose of this Agreement, in addition to terms defined elsewhere herein, including in the preamble hereto (capitalized terms not otherwise defined below shall have the meanings provided in the Indenture), the following terms shall have the following meanings:

                  "A Drawing" shall have the meaning specified in the Letter of Credit which shall be a drawing in respect of the payment of the portion of the purchase price of Bonds corresponding to principal of the respective series of Bonds.

                  "ADA" shall mean, collectively, the Americans with Disabilities Act of 1990 and the Florida Americans with Disabilities Accessibility Implementation Act.

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                  "Affiliate" shall mean, as to any Person, any other Person, directly or indirectly controlling (including all directors, officers and employees of such Person), directly or indirectly controlled by or under direct or indirect common control with such Person.

                  "Assignment" shall mean the Collateral Assignment of Rents, Contracts and Leases dated as of November 1, 1997, from the Company to the Bank.

                  "B Drawing" shall have the meaning specified in the Letter of Credit which shall be a drawing in respect of the payment of principal of the respective series of Bonds.

                  "Business Day" shall mean a day on which commercial banks located in Orlando, Florida, Gainesville, Florida and Atlanta, Georgia are required or permitted by law or executive order to be open for the purpose of conducting a commercial banking business.

                  "C Drawing" shall have the meaning specified in the Letter of Credit which shall be a drawing in respect of the payment of interest, or the portion of the purchase price corresponding to interest, on the respective series of Bonds.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, including, when appropriate, the statutory predecessor of the Code, and all applicable regulations thereunder whether proposed, temporary or final, including regulations issued and proposed pursuant to the statutory predecessor of the Code, and, in addition, all official rulings and judicial determinations applicable to the Bonds under the Code and under the statutory predecessor of the Code and any successor provisions to the relevant provisions of the Code or regulations.

                  "Construction Agreement" shall mean the Construction Disbursement Agreement dated as of November 1, 1997, between the Bank and the Company.

                  "Current Assets" means, as to any Person, the current assets of such Person determined in accordance with GAAP.

                  "Current Liabilities" means, as to any Person, the current liabilities of such Person, including the current portion of Long Term Debt, determined in accordance with GAAP.

                  "Current Ratio" means, as to any person, the ratio of the amount of Current Assets to the amount of Current Liabilities.

                  "Date of Issuance" shall mean the date of issuance and delivery of the Letter of Credit.

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                  "Debt to Net Worth Ratio" means, as to any Person, the ratio of the amount of Indebtedness to the amount of Net Worth.

                  "Default" shall mean any event which with notice or lapse of time, or both, would become an Event of Default.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                  "Event of Default" shall have the meaning specified in Paragraph 9.

                  "GAAP" shall mean generally accepted accounting principles as defined by the Financial Accounting Standards Board as from time to time in effect that are consistently applied and, when used with respect to the Company, that are consistent with the accounting practice of the Company, reflected in the financial statements for the Company, with such changes as may be approved by an independent public accountant satisfactory to the Bank.

                  "Hazardous Materials" shall mean any petroleum product, and any hazardous, toxic or dangerous waste, substance or material defined as such in Hazardous Materials Law.

                  "Hazardous Materials Laws" shall mean, collectively, all federal, state and local laws, ordinances or regulations, now or hereafter in effect, relating to environmental conditions or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, ET SEQ., (the "RCRA"), the Clean Air Act, 42 U.S.C. ss. 7401, ET SEQ. (the "CAA"), the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 through 2929 (the "TSCA"), and all similar federal, state and local laws and ordinances, together with all regulations now or hereafter adopted, published or promulgated pursuant thereto.

                  "Indebtedness" shall mean, as to any Person (a) all indebtedness for borrowed money or for notes, debentures, on other debt securities, (b) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (c) liabilities for all or any part of the deferred purchase price of property or services, (d) liabilities secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have

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been assumed by or is a primary liability of such Person, and (e) capitalized lease obligations.

                  "Interest Component" shall mean that portion of the Stated Amount of a Letter of Credit equal to the sum of 50 days' interest on the Bonds secured by such Letter of Credit, computed at the rate of 13% per annum, notwithstanding the actual rate of interest borne by the Bonds.

                  "Lien" shall mean, as to any asset, (a) any lien, charge, claim, mortgage, security interest, pledge or other encumbrance of any kind with respect to such asset, (b) any interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement relating to such asset, (c) any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception affecting such asset, or (d) any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                  "Long Term Debt" shall mean Indebtedness payable more than one year after the creation thereof.

                  "Mortgage" shall mean the Mortgage and Security Agreement dated as of November 1, 1997, between the Company, as mortgagor, and the Bank, as mortgagee.

                  "Net Worth" means, as of any date and as to any Person, the aggregate depreciated book value of all assets of such Person, both tangible and intangible, less the Total Liabilities of such Person, all as determined in accordance with GAAP.

                  "Operative Documents" shall have the meaning specified in Paragraph 4A hereof.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Person" shall mean an individual, corporation, partnership, joint venture, trust, unincorporated organization or any other juridical entity, or a foreign state or any agency or political subdivision thereof.

                  "Plan" shall mean any employee benefit plan, program, arrangement, practice or contract, maintained by or on behalf of the Company or an ERISA Affiliate, which provides benefits or compensation to or on behalf of employees or former employees, whether formal or informal, whether or not written, including but not limited to the following types of plans:

                  (i) EXECUTIVE ARRANGEMENTS - any bonus, incentive compensation, stock option, deferred compensation, commission, severance, "golden parachute", "rabbi trust", or other executive compensation plan, program, contract, arrangement or practice;

             (ii) ERISA PLANS - any "employee benefit plan" as defined in
         Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits;

            (iii) OTHER EMPLOYEE FRINGE BENEFITS - any stock purchase, vacation, scholarship, day care, prepaid legal services, severance pay or other fringe benefit plan, program, arrangement, contract or practice.

                  "Prime Rate" shall mean the rate of interest per annum designated from time to time by SunTrust Banks of Florida, Inc., or its successors or assigns, at its principal office in Orlando, Florida, to be its prime rate, which rate of interest is only a benchmark, is purely discretionary and may not be the lowest or best rate available to customers of the Bank, any change in such Prime Rate to be effective on the day any such change is announced.

                  "Principal Component" shall mean that portion of the Stated Amount of the Letter of Credit equal to the principal amount outstanding of the series of Bonds secured by such Letter of Credit.

                  "Project" shall mean a facility for the manufacture of orthopedic implants.

                  "Property" shall mean the site of the Project.

                  "Remarketing Agreement" shall mean the Remarketing Agreement dated as of the date hereof between the Company and the Remarketing Agent, as defined in the Indenture.

                  "Stated Amount," shall have the meaning specified in the Letter of Credit.

                  "Subsidiaries" shall mean, as to any Person, col-

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lectively, (a) a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the occurrence of a contingency) to elect a majority of the board of directors or other managers of which are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person or (b) a partnership in which such Person is a general partner or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries or both, by such Person.

                  "Tender Agent" shall have the meaning specified in the Indenture.

                  "Tender Agent Agreement" shall mean the Tender Agent Agreement dated as of the date hereof among the Company, the Trustee and the Tender Agent.

                  "Termination Date" shall mean the date the Letter of Credit expires in accordance with its terms.

                  "Total Liabilities" means, as to any Person, all Indebtedness and all other liabilities that in accordance with GAAP are required to be shown as liabilities on a balance sheet.

                  "Working Capital" means, as to any Person, the excess of such Person's Current Assets over Current Liabilities.

                  1B. OTHER ACCOUNTING DEFINITIONS. All accounting terms not specifically defined in Paragraph 1A shall have the meanings normally given them by GAAP, which principles will be applied on a basis consistent with those applied to the reporting requirements specified in Paragraph 7(i) of this Agreement.

                  2.       ISSUANCE OF LETTER OF CREDIT; FEES.

                  2A. AMOUNT AND TERMS OF LETTER OF CREDIT. The Bank agrees, on the terms and subject to the conditions hereinafter set forth, to issue the Letter of Credit to the Trustee with a Principal Component equal to $3,900,000 initially and with an initial Interest Component of $70,417. The Letter of Credit shall expire on November 16, 2002, unless otherwise terminated or extended. Commencing 240 days prior to the stated expiration of the Letter of Credit, the Company shall submit a request to the Bank for an extension of such term and the Bank shall provide a written response as to whether it will or will not extend such term with 60 days of its receipt of such submission.

                  2B. LETTER OF CREDIT FEE. (1) The Company hereby agrees to pay to the Bank a non-refundable letter of credit fee for the

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period from and including the Date of Issuance until the Termination Date, computed at the rate of one percent (1.0%) per annum, calculated as a percentage of the Stated Amount of the Letter of Credit (as the same may be reduced from time to time but including, in any event, the principal amount allocable to any Pledged Bonds) on the date of payment of such letter of credit fee. Amounts payable under the immediately preceding sentence shall be payable in advance, based on a 365- or 366-day year, actual number of days elapsed, in immediately available funds, on the Date of Issuance and quarterly thereafter on the first day of each February, May, August, and November during the term of the Letter of Credit.

                  (2) The Company hereby agrees to pay to the Bank a non-refundable annual administration fee for the period from and including the Date of Issuance until the Termination Date, computed at the rate of one-tenth of one percent (0.10%) per annum, calculated as a percentage of the Stated Amount of the Letter of Credit (as the same may be reduced from time to time but including, in any event, the principal amount allocable to any Pledged Bonds) on the date of the payment of such fee. Amounts payable under the immediately preceding sentence shall be payable in advance, in immediately available funds, on the Date of Issuance and annually thereafter on each anniversary of the Date of Issuance.

                  (3) The Company agrees to pay to the Bank an origination fee equal to one-quarter of one percent (0.25%), calculated as a percentage of the Stated Amount of the Letter of Credit, one-half of which has heretofore been paid by the Company to the Bank and the remainder of which is payable on the Date of Issuance.

                  2C. DRAWING FEES. The Company hereby agrees to pay to the Bank, upon each drawing by the Trustee under the Letter of Credit, the sum of $100.

                  2D. TRANSFER FEES. The Company hereby agrees to pay to the Bank, upon each transfer of the Letter of Credit in accordance with its terms, the sum of $1,500 or such other amount as shall at the time of such transfer be the charge which the Bank is making for transfers of similar letters of credit.

                  2E. ADDITIONAL PAYMENTS. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof, or any change in generally accepted accounting principles which shall be mandated and not optionally elected by the Bank, shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Bank or (ii) impose on the Bank any other condition relating, directly or indirectly, to this

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Agreement or the Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit, then, upon demand by the Bank, the Company hereby agrees to pay promptly to the Bank, from time to time as specified by the Bank, such additional amounts as shall be sufficient to compensate the Bank for such increased cost. A certificate of the Bank claiming compensation under this subsection and setting forth the additional amount or amounts to be paid to it hereunder, setting forth the reason for such compensation and the methodology for computation of the amount due, shall be conclusive absent manifest error and notice shall be furnished to the Company at least thirty (30) days prior to any adjustment of the Bank's compensation pursuant to this Section 2E, and no such adjustment shall take effect until such thirty-day period has expired. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.

                  2F. CAPITAL ADEQUACY. If, after the date of this Agreement, the Bank shall have determined that the adoption or implementation of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Bank's capital, on this credit facility or otherwise, as a consequence of its obligations hereunder and under the Letter of Credit to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, promptly upon demand by the Bank, the Company hereby agrees to pay the Bank such additional amount or amounts as will compensate the Bank for such reduction. A certificate of the Bank claiming compensation under this subsection and setting forth the additional amount or amounts to be paid to it hereunder, setting forth the reason for such compensation and the methodology for computation of the amount due, shall be conclusive absent manifest error and notice shall be furnished to the Company at least thirty (30) days prior to any adjustment of the Bank's compensation pursuant to this Section 2F, and no such adjustment shall take effect until such thirty-day period has expired. In determining any such amount, the Bank may use any reasonable averaging and attribution methods.

                  2G. INTEREST ON OVERDUE PAYMENTS. The Company hereby agrees to pay to the Bank interest on any and all amounts required to be paid as provided in this Section 2 from and after the due

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date thereof until payment in full, payable on demand, at the Prime Rate plus two percent (2%) per annum (but in no event in excess of the maximum rate permitted by applicable law).

                  3.       AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS;
PLEDGED BONDS.

                  3A.      REIMBURSEMENT.  The Company hereby agrees as follows:

                  (i) to pay to the Bank (1) within 90 days after payment is made under the Letter of Credit pursuant to any "A Drawing" to pay the portion of the Purchase Price of Bonds corresponding to principal, an amount equal to the amount of such "A Drawing" under the Letter of Credit; and (2) interest on each such amount from the date of drawing of such amount under the Letter of Credit until payment in full thereof, at the Prime Rate (but in no event in excess of the maximum rate permitted by applicable law), such interest payable on the first day of each month and on the date of payment of any such amount;

             (ii) to pay to the Bank immediately after any payment is made under the Letter of Credit pursuant to any "B Drawing" or "C Drawing" to pay principal of or interest (or the portion of the Purchase Price of Bonds corresponding to interest) on the Bonds, an amount equal to such amount so paid under the Letter of Credit; and

            (iii) to pay to the Bank interest on any and all amounts required to be paid as provided in this Paragraph 3A from and after the due date thereof until payment in full, payable on demand, at the Prime Rate plus two percent (2%) per annum (but in no event in excess of the maximum rate permitted by applicable law). If any payment under the Letter of Credit with respect to an "A Drawing", a "B Drawing" or a "C Drawing" shall be reimbursed to the Bank on the same date such payment is made by the Bank, no interest shall be payable on the reimbursed amount.

                  3B. PLEDGE OF BONDS. As security for the payment of the obligations of the Company pursuant to Paragraph 3A(i) above, the Company will pledge to the Bank, and grant to the Bank a security interest in, its right, title and interest in and to Bonds delivered to the Bank in connection with "A Drawings" (herein called "Pledged Bonds"), pursuant to a pledge and security agreement in the form of Annex II attached hereto (the "Pledge Agreement"). Any amounts from time to time owing to the Bank pursuant to paragraph 3A(i) above may be paid (i) at any time by the Company on one Business Day's notice stating the amount to be

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paid (which shall be $5,000 or an integral multiple thereof) and (ii) at any time on behalf of the Company on one Business Day's notice from the Company directing the Bank to deliver (or to cause the Tender Agent to deliver) a specified principal amount of Pledged Bonds held by or on behalf of the Bank for sale pursuant to Section 4.07(b) of the Indenture (but in all events, in principal amounts equivalent to authorized denominations of Bonds under the terms of the Indenture). Upon payment to the Bank of the amount to be paid pursuant to clause (i) or (ii) above, together with accrued interest as set forth in clause (2) of Paragraph 3A(i), to the date of such payment on the amount to be paid, the outstanding obligations of the Company under Paragraph 3A(i) above shall be reduced by the amount of such payment, interest shall cease to accrue on the amount paid and the Bank shall release (or shall be deemed to have released) from the pledge and security interest created by the Pledge Agreement a principal amount of Pledged Bonds equal to the amount of such payment, provided that prior to such release from the pledge and security interest created by the Pledge Agreement of Bonds delivered to or for the benefit of the Bank in connection with an "A Drawing", the Company shall have paid to the Bank the amount owing in respect of the "C Drawing", if any, made in conjunction with such "A Drawing". Such Bonds shall be delivered to the Company on payment to the Bank as aforesaid or to the Tender Agent for sale pursuant to
Section 4.08(b) of the Indenture, as appropriate. Notwithstanding the foregoing, no payment of amounts owing to the Bank pursuant to Paragraph 3A(i) may be made, and no Pledged Bonds shall be released, during the period commencing two Business Days prior to an Interest Payment Date with respect to the Bonds and ending at the close of business on such Interest Payment Date.

                  3C. REINSTATEMENT OF LETTER OF CREDIT. After any "C Drawing", the obligation of the Bank to honor demands for payment under the Letter of Credit with respect to payment of interest, or the portion of Purchase Price of the applicable series of Bonds corresponding to interest, on the applicable series of Bonds will automatically be reinstated up to the total amount specified therein, upon the terms and conditions set forth in the Letter of Credit. Upon release by or on behalf of the Bank pursuant to Paragraph 3B hereof of any Pledged Bonds, the obligation of the Bank to honor demands for payment under the Letter of Credit with respect to payment of the principal, or the portion of Purchase Price of the Bonds corresponding to principal, of such Bonds will be automatically reinstated up to the total amount specified therein upon the terms and conditions set forth in the Letter of Credit.

                  3D. CREDIT FOR AMOUNT PAID ON BONDS. The Company shall (i) receive a credit against the obligation to pay interest pursuant to clause (2) of Paragraph 3A(i) above to the extent of

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

any amounts actually paid by the Issuer to the Bank in respect of the interest due on any Pledged Bonds and (ii) receive a credit against its reimbursement obligation pursuant to clause (1) of Paragraph 3A(i) above to the extent of any amounts actually paid by the Issuer to the Bank in respect of the principal due on any Pledged Bonds.

                  3E. COMPUTATION OF INTEREST; PLACE OF PAYMENT. Interest payable hereunder shall be computed on the basis of a 365- or 366-day year, actual number of days elapsed. All payments by the Company to the Bank hereunder shall be made in lawful currency of the United States and in immediately available funds at the Bank's office at 411 North Main Street, Gainesville, Florida 32601, Attention: Commercial Real Estate Department. In the event the date specified for any payment hereunder is not a Business Day, such payment shall be made on the next following Business Day and interest shall be paid at the rate provided for herein on any such payment to the Business Day on which such payment is made.

                  4. CONDITIONS PRECEDENT TO ISSUANCE OF THE LETTER OF CREDIT. This Agreement shall become effective, and the Bank will issue the Letter of Credit, on the date the Bonds are issued and sold to the purchaser(s) thereof, provided that all of the following conditions are met:

                  4A. DELIVERY OF THE BONDS AND OPERATIVE DOCUMENTS. This Agreement, the Loan Agreement, the Indenture, the Pledge Agreement, the Remarketing Agreement, the Tender Agent Agreement, the Mortgage, the Construction Agreement and the Assignment (collectively, the "Operative Documents"), a mortgagee title insurance commitment or policy naming the Bank and its successors and/or assigns as the insured and continuing such affirmative coverages and endorsements and only such exceptions as shall be acceptable to the Bank, UCC-1 Financing Statements, a Level One or Phase One environmental assessment of the sites of the Project, in form and substance acceptable to the Bank, a boundary survey of the Property, certified within 90 days of the Date of Issuance by a registered land surveyor acceptable to the Bank, shall have been delivered to the Bank, and such other documents as the Bank shall reasonably require, and the Bonds shall have been executed and delivered by the parties thereto, each in form and substance satisfactory to the Bank. The Bank shall have received an executed or conformed copy of each of the Operative Documents.

                  4B. NO DEFAULT. On the Date of Issuance and after giving effect to the issuance of the Letter of Credit, there shall exist no Default or Event of Default.

                  4C. REPRESENTATIONS AND WARRANTIES. On the Date of Issuance and after giving effect to the issuance of the Letter of

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

Credit, all representations and warranties of the Company contained herein, in the other Operative Documents or otherwise made in writing in connection herewith shall be true and correct with the same force and effect as though such representations and warranties had been made on and as of such date.

                  4D. OPINIONS OF COUNSEL. There shall have been delivered to the Bank an opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., in its capacity as counsel to the Company, dated the Date of Issuance, which opinion shall be in form and substance satisfactory to the Bank and shall cover such matters as the Bank may reasonably request.

                  4E. CERTIFICATES OF COMPLIANCE. There shall have been delivered to the Bank certificates of duly authorized officers of the Company, dated the Date of Issuance, to the effect that all of the conditions specified in Paragraphs 4B and 4C have been satisfied as of such date and covering such additional matters as the Bank may reasonably request.

                  4F. OPINION OF BOND COUNSEL. There shall have been delivered to the Bank an opinion (or a signed copy of such opinion together with a satisfactory reliance letter) of Holland & Knight LLP, in its capacity as Bond Counsel, dated the Date of Issuance and in form and substance satisfactory to the Bank, to the effect that the Bonds are legal, valid and binding obligations of the Issuer and that as of the Date of Issuance interest on the Bonds issued on such date is not includable in gross income for federal income tax purposes under existing statutes, regulations and rulings, and covering such other matters as the Bank may reasonably request.

                  4G. OTHER DOCUMENTS. There shall have been delivered to the Bank such other information, documents, instruments, approvals (and if requested by the Bank, certified duplicates of executed copies thereof) or opinions as the Bank or its counsel may reasonably request.

                  4H. DOCUMENTATION AND PROCEEDINGS. All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement and the other Operative Documents shall be satisfactory in form and substance to the Bank and its counsel and the Bank shall have received all information and copies of all documents, including records of corporate proceedings, governmental approvals and incumbency certificates which it may have reasonably requested in connection with the transactions contemplated by this Agreement and the other Operative Documents, such documents where appropriate to be certified by proper officers.

                  5. CHARACTER OF OBLIGATIONS HEREUNDER. The obligations of the Company under this Agreement are primary, absolute, independent, irrevocable and unconditional. The Company understands and agrees that no payment by it under any other agreement (whether voluntary or involuntary or pursuant to court order or otherwise) shall constitute a defense to the several obligations hereunder except to the extent that the Bank has been indefeasibly paid in full.

                  6. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants as follows:

                  (a) CORPORATE EXISTENCE. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has all requisite corporate power and legal authority to conduct its business, to own its properties and to execute and deliver and to perform all of its obligations under the Operative Documents and is duly qualified to do business in every jurisdiction in which the nature of its business or property makes such qualification necessary, except where failure to be so qualified would not have a material adverse effect on the operations or financial condition of the Company.

                  (b) AUTHORIZATION; NO CONFLICT. The execution, delivery and performance by the Company of this Agreement and each other Operative Document and the consummation of the transactions contemplated hereby and thereby are within the Company's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not (i) conflict with, contravene or violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company or of the Articles of Incorporation or bylaws of the Company, including all amendments thereto, which violation would have a material adverse effect on the Company, (ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company is a party or by which it or its properties may be bound or affected except for breaches that would not have or create a material adverse effect on the operations or financial condition of the Company or in its execution, delivery or performance hereof or of any of the documents or transactions contemplated hereby, or (iii) except as provided in or contemplated by the Operative Documents, result in or require the creation of any material lien, security interest or other charge or encumbrance upon or with respect to any of the Company's properties.

                  (c) APPROVALS. No consent of any person and no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the valid or due execution, delivery and performance by the Company of any Operative Document, other than such consents, authorizations, approvals or actions as have already been obtained or which cannot be obtained on the date hereof and are not required to be obtained on the date hereof. The Company is in compliance with all of the terms and conditions of each such consent, authorization, approval or action already obtained, has applied for each such consent, authorization, approval or action that may be applied for at this time and has met or has made provisions adequate for meeting all requirements for each such consent, authorization, approval or action not yet obtained.

                  (d) BINDING OBLIGATIONS. Each of the Operative Documents is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors' rights generally.

                  (e) FINANCIAL INFORMATION. Audited financial statements as of December 31, 1994, 1995 and 1996 of the Company for the 12-month periods then ended, prepared by Deloitte & Touche LLP, true copies of which have been previously delivered to the Bank, are complete and fairly present the financial condition of the Company as at the respective dates thereof, in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 1996, there has been no material adverse change in the financial condition, properties, business results or operations of the Company.

                  (f) LITIGATION. Except as set forth on Annex III attached hereto, there is no action, suit or proceeding or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Company, threatened against or affecting the Company or the properties of the Company before any court or arbitrator or governmental department, commission, board, bureau, agency or instrumentality which, if determined adversely to the Company would (i) have a material adverse effect on the business, properties, condition (financial or otherwise) or operations of the Company, (ii) adversely affect the ability of the Company to perform its obligations under the Operative Documents, or (iii) question the validity or enforceability of any Operative Document or any action taken or to be taken pursuant thereto.

                  (g) MARGIN STOCK. The Company is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, X or U of the Board of Governors of the Federal Reserve System). The execution, delivery and performance of this Agreement and the use of the proceeds of the Bonds or any extension of credit hereunder, do not and will not constitute a violation of said regulations.

                  (h) PUBLIC UTILITY HOLDING COMPANY. The Company is not (i) a "holding company," or (ii) a "subsidiary company" of a "holding company," or
(iii) an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (i) NO DEFAULTS. The Company is not in violation of any statute or other law or in default under any order, regulation or ruling of any court or other tribunal or governmental or administrative authority or agency, or in default under its Articles of Incorporation or bylaws, any material indenture, agreement, lease, instrument or other undertaking to which the Company is a party or by which it or its property or assets may be bound or affected, which has a material adverse effect on the business or operations of the Company.

                  (j) NO MATERIAL RESTRICTIONS. The Company is not subject to any charter, corporate or other legal restriction, or any contract, lease or other agreement, or any judgment, decree, order, law, rule or regulation which in the judgment of the Company has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Company or on its ability to carry out its obligations under the Operative Documents, except as otherwise reflected in adequate reserves.

                  (k) INFORMATION. No certificate, report or other paper furnished by the Company to the Bank or any other Person in connection with the Operative Documents contains as of its effective date any material misstatement of fact or fails to state a material fact or any fact necessary to make the statements contained therein not misleading in any material respect as of such date, and all of the information contained therein is true, accurate and complete in all material respects as of such date.

                  (l) ERISA. Except as disclosed on Annex IV attached hereto:

                  (i) IDENTIFICATION OF PLANS. Neither the Company nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any Plan that is an ERISA Plan or has maintained or contributed to, any Plan that is an executive arrangement within the meaning of ERISA;

             (ii) COMPLIANCE. Each Plan has at all times been maintained by its terms and in operation, in accordance with all applicable laws, except such noncompliance (when taken as a whole) that will not have a materially adverse effect on the Company, or upon its financial condition, assets, business, operations, liabilities or prospects;

            (iii) LIABILITIES. The Company is not currently or will not become subject to any liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code, except such liabilities (when taken as a whole) as will not have a materially adverse effect on the Company, or upon its financial condition, assets, business, operations, liabilities or prospects; and

             (iv) FUNDING. The Company and each ERISA Affiliate have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law and (B) required to be paid as expenses of each Plan. No Plan has or would have an "amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) if such Plan were terminated as of this date.

                  (m) MORTGAGE. The Mortgage creates, as security for the Company's reimbursement obligations to the Bank hereunder, a valid and enforceable first-priority lien on the property noted therein, subject to no other liens other than the liens disclosed on Annex V attached hereto.

                  (n) TAXES. The Company has filed all required federal, state and local tax returns and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or has provided adequate reserves for the payment thereof.

                  (o) NOT AN INVESTMENT COMPANY. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (p) SUBSIDIARIES. The Company has no subsidiaries.

                  (q) TITLE TO REAL PROPERTY AND OTHER ASSETS. The Company has good and marketable title (or good and marketable leasehold interest with respect to leased property) to all its real property and other assets and all personal property assets and fixtures used in connection therewith subject to no liens other than permitted liens noted on Annex V attached hereto. The Company does, however, have assets which it holds in trust, the use or application of which may be restricted by the trust instrument.

                  (r) ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all federal, state and local environmental laws, rules, regulations, ordinances and other requirements including, without limitation, all Hazardous Materials Laws. Operation of the Project in the manner contemplated by the plans and specifications therefor will not cause the Company to violate any state, local or federal environmental laws, rules, regulations and other requirements.

                  (s) HAZARDOUS SUBSTANCES. The Property has not in the past been used by the Company and, to the knowledge of the Company, any other Person, and is not presently being used by the Company or any other Person for the handling, storage, transportation or disposal of Hazardous Materials or toxic materials in contravention of applicable state, federal or local law or regulation nor have such materials ever been present on the Property in contravention of applicable state, federal or local law or regulation.

                  7. AFFIRMATIVE COVENANTS. The Company shall, unless the Bank shall otherwise consent in writing, observe and perform the following covenants and agreements:

                  (a) PRESERVATION OF LEGAL EXISTENCE. The Company shall preserve and maintain its legal existence, rights, franchises and privileges as a corporation in the State of Florida.

                  (b) COMPLIANCE WITH LAWS. The Company shall comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority, including specifically all Hazardous Materials Law, noncompliance with which would materially and adversely affect the business or condition of the Company, such compliance to include, without limitation, paying before the same become delinquent all material taxes, assessments and governmental charges imposed upon it or upon its property; provided, however, that nothing in this subsection (b) shall require the payment of any such tax or charge or make provision for the payment thereof, so long as the validity thereof shall be contested in good faith by the Company by appropriate legal or administrative proceedings, and further provided that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the term hereof.

                  (c) MAINTENANCE OF INSURANCE. The Company shall cause to be maintained, with responsible and reputable insurance companies or associations, casualty, public liability and other insurance in such amounts and covering such risks as are reasonably satisfactory to the Bank, and, at the written request of the Bank, shall provide evidence of compliance with this covenant to the Bank in the form of certificates of insurance and endorsements. All such insurance policies and loss payable clauses will provide that they may not be cancelled, amended or terminated unless the Bank is given at least thirty days prior written notice.

                  (d) VISITATION RIGHTS. At any reasonable time and as often as the Bank may reasonably request upon reasonable notice, the Company shall permit the Bank or any agents or representatives of the Bank to examine and make copies of and take abstracts from the records and books of account of, and visit and inspect any of the properties of, the Company and discuss the general business affairs of the Company with its officers.

                  (e) RECORDS AND ACCOUNTS. The Company shall keep true records and books of account containing complete and accurate entries of all financial and business transactions of the Company in accordance with GAAP consistently applied and will maintain accounts and reserves adequate in the opinion of the Company for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all other contingencies and all other proper reserves.

                  (f) PAYMENT OF DEBTS AND TAXES. The Company shall pay, or cause to be paid, all of its debts and perform, or cause to be performed, all of its obligations promptly and in accordance with the respective terms thereof, and promptly pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges or levies imposed upon it, upon its income or receipts or upon any of its assets or properties before the same shall become in default, as well as pay all lawful claims for labor, materials and supplies or otherwise that, if not so paid, could or would result in the imposition of a lien or charge upon such assets or properties or any part thereof; provided, however, that it shall not constitute an Event of Default hereunder if the Company fails to perform any such obligation or to pay any such debt (except for any Indebtedness owing under or in respect of any Operative Document), tax, assessment, or governmental or other charge, levy or claim that is being contested in good faith and by proper proceedings diligently pursued, if the effect of such failure to pay or perform has not been to accelerate the maturity thereof or of any other material debt or obligation of the Company or to subject any part of the assets and properties of the Company to forfeiture, and if the Company has obtained therefor an adequate bond or adequate insurance or established therefor a reserve of an adequate amount.

                  (g) FURTHER ASSURANCES. The Company shall execute and deliver to the Bank such further instruments, provide it with such further data and information and take such further action as the Bank may reasonably request or as may be necessary further to effect the purposes of the Operative Documents.

                  (h) MAINTENANCE OF PROPERTIES. The Company shall cause all of its properties used or useful in the conduct of its business as it relates to the Project to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  (i) FINANCIAL INFORMATION. The Company shall deliver to the
Bank:

                           (i) as soon as practicable and in any event within 60
                  days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, internally-generated financial statements of the Company, including, without limitation, a statement of results of operations and statement of cash flows of the Company for the period from the beginning of the current fiscal year to the end of such quarterly period, a report of accounts receivable, and a balance sheet of the Company as at the end of such quarterly period, setting forth in each case figures for the corresponding period in the preceding fiscal year, all in reasonable detail and certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments;

                      (ii) as soon as practicable and in any event within 120
                  days after the end of each fiscal year, audited financial statements, including a statement of results of operations and statement of cash flows of the Company for such year, and a balance sheet of the Company as at the end of such year, setting forth in each case corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in scope to the Bank and certified to the Company by independent certified public accountants of recognized standing selected by the Company whose report shall be in scope and substance reasonably satisfactory to the Bank, and a certificate of an authorized financial officer of the Company demonstrating compliance with Section 7(l) hereof;

                     (iii) as soon as practicable and in any event within 30
                  days after the filing thereof, copies of the federal and state income tax returns of the Company;

                      (iv) promptly upon receipt thereof, a copy of each other
                  report submitted to the Company by independent
                           accountants in connection with any annual, interim or
                  special audit made by them of the books of the Company; and

                           (v) with reasonable promptness, such other financial
                  data as the Bank may reasonably request.

Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to the Bank an officer's certificate stating that there exists no Event of Default hereunder or default under any other obligation by the Company and/or any Subsidiary to the Bank, or, if any such Event of Default or default exists, specifying the nature thereof, the period of existence thereof and what action the Company or such Subsidiary proposes to take with respect thereto. The Company also covenants that forthwith upon the President or chief financial officer of the Company obtaining knowledge of an Event of Default, it will deliver to the Bank an officer's certificate specifying the nature thereof, the period of existence thereof, and what action the Company proposes to take with respect thereto. The Bank is hereby authorized to deliver a copy of any financial statement delivered to the Bank pursuant to this Paragraph 7(i) to any regulatory body having jurisdiction over the Bank.

                  (j) LITIGATION/NOTICE OF CLAIMS. The Company shall promptly notify the Bank after the occurrence thereof of the institution of, or any material adverse development in, any action, suit or proceeding or any governmental investigation or any arbitration against the Company or any of its property involving a claim or claims for relief, including specifically any claim or action involving any Hazardous Materials, which might have a material adverse effect on the financial condition, results of operations, properties or business of the Company or receipt by the Company of actual knowledge of the threat of any such action, suit, proceeding, investigation or arbitration.

                  (k) ERISA. The Company shall deliver to the Bank:

                           (i) Promptly after the occurrence thereof with
                  respect to any Plan, or any trust established thereunder, notice of (A) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject the Company or any ERISA Affiliate to any material tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Code;

                      (ii) At the same time and in the same manner as such
                  notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under
                  Section 101(d), 302(f)(4), 303, 307, 4041(b)(1)(A)s or
                  4041(c)(1)(A) of ERISA or under Section 401(a)(29) or 412 of the Code with respect to any Plan;

                     (iii) Upon the request of the Bank, (A) true and complete
                  copies of any and all documents, government reports and determination or opinion letters for any Plan, or (B) a current statement of withdrawal liability for each Multiemployer Plan.

                  (l) FINANCIAL COVENANTS AND RATIOS. The Company shall, during the term of this Letter of Credit Agreement, maintain the following financial covenants or ratios, each of which shall be met annually (as demonstrated by the financial statements delivered pursuant to Section 7.1(i)(ii) hereof):

                           (i) The maximum Debt to Net Worth Ratio of the
                  Company during the term of this Letter of Credit Agreement shall be 1.0:1.0.

                      (ii) The minimum Current Ratio of the Company during the
                  term of this Letter of Credit Agreement shall be 2.5:1.

                     (iii) The minimum Net Worth of the Company shall be
                  $18,000,000 on the Date of Issuance and shall increase by at least $1,000,000 each year during the term hereof.

                      (iv) The minimum Working Capital of the Company during the term hereof shall be $7,500,000.

                  (m) HAZARDOUS SUBSTANCES. The Property will not in the future be used for the handling, storage, transportation or disposal of Hazardous Materials or toxic materials in contravention of applicable state, federal or local law or regulation. The Company agrees to indemnify, defend, and hold the Bank harmless from and against any loss to the Bank, including without limitation, attorneys' fees incurred by the Bank as a result of such past, present or future use, handling, storage, transportation or disposal of hazardous or toxic materials, or their presence on the Property in contravention of applicable state, federal or local law or regulation. The Company shall, if requested by the Bank, execute and deliver to the Bank an Environmental Indemnification Agreement, on the Bank's standard form, which Agreement shall survive the termination of the Letter of Credit. In case any action shall be brought against the Bank based upon any of the above and in respect of which indemnity may be sought against the Company, the Bank shall promptly notify the Company in writing, enclosing a copy of all papers served, but the omission so to notify the Company of any such action shall not relieve it of any liability which it may have to the Bank otherwise than under this Section. In case any such action for which indemnification is sought shall be brought against the Bank and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to the Bank. The Bank shall have the right to employ its own counsel in any such action but the fees and expenses of such counsel shall be at the expense of the Bank unless (i) the employment of counsel by the Bank has been authorized by the Company, (i) the Bank shall have reasonably concluded, based upon an opinion of counsel reasonably satisfactory to the Company, that there may be a conflict of interest between the Company and the Bank in the conduct of the defense of such action (in which case the Company shall not have the right to direct the defense of such action on behalf of the
Bank), or (iii) the Company shall not in fact have employed counsel reasonably satisfactory to the Bank to assume the defense of such action. The Company shall not be liable for any settlement of any action or claim effected without its consent.

                  (n) ADA. The Company will comply with the ADA and any and all regulations and guidelines issued thereunder. The Company agrees to indemnify, defend, and hold the Bank harmless from and against any loss to the Bank, including without limitation, attorneys' fees incurred by the Bank as a result of the Company's noncompliance with the ADA or the failure of the Improvements to comply therewith. The Company shall, if requested by the Bank, execute and deliver to the Bank an agreement to comply with the ADA, on the Bank's standard form, which Agreement shall survive the termination of the Letter of Credit. In case any action shall be brought against the Bank based upon any of the above and in respect of which indemnity may be sought against the Company, the Bank shall promptly notify the Company in writing, enclosing a copy of all papers served, but the omission so to notify the Company of any such action shall not relieve it of any liability which it may have to the Bank otherwise than under this Section. In case any such action for which indemnification is sought shall be brought against the Bank and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to the Bank. The Bank shall have the right to employ its own counsel in any such action but the fees and expenses of such counsel shall be at the expense of the Bank unless (i) the employment of counsel by the Bank has been authorized by the Company, (i) the Bank shall have reasonably concluded, based upon an opinion of counsel reasonably satisfactory to the Company, that there may be a conflict of interest between the Company and the Bank in the conduct of the defense of such action (in which case the Company shall not have the right to direct the defense of such action on behalf of the Bank), or (iii) the Company shall not in fact have employed counsel reasonably satisfactory to the Bank to assume the defense of such action. The Company shall not be liable for any settlement of any action or claim effected without its consent.

                  8. NEGATIVE COVENANTS. The Company covenants and agrees that it shall not, during the term hereof:

                  (a) LIMITATION ON LIENS. Create, incur, assume or suffer to exist, any lien upon real or personal property, fixtures, revenues or other assets whatsoever, whether now owned or hereafter acquired, of the Company, except:

              i. Liens existing on the date hereof and set out on Annex V hereto;

             ii. Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles have been established on the books of the Company;

            iii. Statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained;

             iv. Liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment, insurance and other types of social security; and

                  v. Easements, reservations, exceptions, rights-of-way, covenants, conditions, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of its business.

                  (b) PROHIBITION OF FUNDAMENTAL CHANGES. (i) Directly or indirectly (whether in one transaction or a series of transactions), (I) enter into any merger, consolidation or amalgamation; (II) acquire by purchase or otherwise all or substantially all the business or assets, or stock or other evidence of beneficial ownership, of any Person; (III) enter into any agreement or transaction to do or permit any of the foregoing, unless (A) if the survivor of such transaction is the Company, the Company shall immediately upon the conclusion of any such transaction be in compliance with all obligations of the Company under the Operative Documents, and immediately after such transaction, the Company shall have a Net Worth at least equal to the Net Worth of the Company immediately preceding such transaction, or (B) the Bank shall have consented thereto in writing, which consent shall not be withheld unreasonably, and (ii) without the prior written consent of the Bank, which consent shall not be unreasonably withheld, directly or indirectly (whether in one transaction or a series of transactions), (I) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (II) sell, transfer or pledge all or substantially all of its assets to any other Person, or (III) make any material change in its present method of conducting business.

                  (c) PROHIBITION ON SALE OF ASSETS. Sell, lease, assign, transfer or otherwise dispose of any of its assets (including the stock of Subsidiaries) except for: (i) the disposition of obsolete or worn out equipment or other property no longer required by or useful to the Company in connection with the operation of its business; (ii) the leasing of portions of the Project in the ordinary course of business, (iii) the disposition of inventory in the ordinary course of business or investment securities held by the Company for its own account or in trust for others, (iv) transactions expressly permitted by the terms of the Mortgage, (v) transactions expressly permitted by the terms of
Section 8(b) above, or (vi) transactions otherwise consented to by the Bank in writing, which consent shall not be withheld unreasonably. Notwithstanding the foregoing, the Company may sell any or all of the shares of Techmed, its Italian distributor, presently owned by the Company, without the prior written consent of the Bank.

                  (d) COMPLIANCE WITH ERISA. Take or fail to take, nor permit any ERISA Affiliate to take or fail to take, any action with respect to a Plan including but not limited to, (i) establishing any Plan, (ii) amending any Plan,
(iii) terminating or withdrawing from any Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA, where such action or failure could have a material adverse effect on the Company, result in a lien on the property of the Company, or require the Company to provide any security.

                  (e) RESTRICTED PAYMENTS. (i) Declare, pay or make any dividends or other distributions with respect to or make any payment on account of its capital stock or on account of any warrants, options, or other rights in respect of its capital stock; or (ii) set apart assets for, a sinking or any analogous fund for the purchase, redemption or retirement or other acquisition of, any shares of the Company's capital stock or any warrant rights or options to purchase capital stock; provided, however, that nothing in this paragraph (e) shall be deemed to prohibit or restrict the Company from splitting its stock.

                  (f) TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate or employee, except transactions which are in the ordinary course of the Company's business and which are upon fair and reasonable terms no less favorable to the Company than they would obtain in a comparable arm's length transaction with a Person not an Affiliate and except for employment contracts approved by a majority of the Board of Directors of the Company who are not parties to, or related to parties to, or receiving personal benefits from such contracts.

                  (g) SALES/LEASE-BACKS. Enter into any arrangements, directly or indirectly, with any Persons whereby the Company shall sell or transfer any property, whether now owned or hereafter acquired, used or useful in its business, in connection with the rental or lease by the Company of the property so sold or transferred or of other property which the Company intends to use for substantially the same purpose or purposes as the property so sold or transferred.

                  (h) ADDITIONAL BONDS. Permit the issuance of Additional Bonds without the advance written consent of the Bank.

                  (i) CONVERSION OF REDEMPTION. Convert a redemption of Bonds to a purchase by the Company pursuant to Section 3.09 of the Indenture without the prior written consent of the Bank.

                  9. EVENTS OF DEFAULT. Upon the occurrence of any of the following events (herein referred to as an "Event of Default"), unless waived by the Bank:

              (i) the occurrence of a "Default" or an "Event of Default" as described and defined in any of the Operative Documents;

             (ii) failure of the Company to pay any amount when due under the terms of this Agreement, and the continuation of such failure for a period of three (3) days;

            (iii) failure on the part of the Company to perform or observe any other term, covenant or agreement contained in this Agreement or in any of the Operative Documents to which it is a party on its part to be performed or observed and (a) with respect to any such term, covenant or agreement contained herein, any such failure remains unremedied for 30 days after the earlier of its discovery by the Company or written notice thereof to the Company by the Bank; and (b) with respect to any such term, covenant or agreement contained in any of the other Operative
         Documents to which the Company is a party, any such failure remains unremedied after any applicable grace period specified in such Operative Documents; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Bank will not unreasonably withhold its consent to an extension of such time if it is possible to correct such failure and corrective action is instituted by the Company within the applicable period and diligently pursued until the failure is corrected; or in the case of any such failure which can be cured with due diligence but not within the 30-day period, the Company's failure to proceed promptly to cure such default and thereafter prosecute the curing of such default with due diligence;

             (iv) a default or event of default shall occur under any loan agreement, line of credit or other loan document or contract between the Company and the Bank and the Company shall not cure the same within any cure period provided therein;

             (v) any warranty, representation or other written statement made by or on behalf of the Company contained herein, in any of the other Operative Documents to which it is a party or in any instrument furnished in compliance with or in reference to this Agreement is false or misleading in any material respect on the date as of which made;

             (vi) the Company shall fail to pay its debts generally as they come due, or shall file any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors;

            (vii) an involuntary petition shall be filed under any bankruptcy statute against the Company, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) shall be appointed to take possession, custody, or control of the properties of the Company, unless such petition or appointment is set aside or withdrawn or ceases to be in effect within one hundred twenty (120) days from the date of said filing or appointment; or

           (viii) any default shall occur under any other agreement involving the material borrowing of money or the material extension of credit under which the Company may be obligated as borrower or guarantor, if such default consists of the failure to pay any indebtedness when due of if such default causes the acceleration of any indebtedness or the termination of any commitment to lend, or if such default permits, or would permit with notice and/or the passage of time, the holder of any such obligation to accelerate any indebtedness or to terminate any commitment to lend;

then, and in any such event, the Bank may, in its sole discretion, but shall not be obligated to, (1) by notice to the Company, declare all amounts payable by the Company hereunder (including, without limitation, amounts payable pursuant to Paragraph 3A hereof) to be forthwith due and payable, and the same shall thereupon become due and payable without demand, presentment, protest or further notice of any kind, all of which are hereby expressly waived, and/or (2) exercise all of its rights and remedies under the Operative Documents and/or (3) by notice to the Trustee, require the Trustee to accelerate payment of all Bonds and interest accrued thereon as provided in Section 9.02 of the Indenture.

                  No remedy herein conferred or reserved is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or any other Operative Document or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to exercise any remedy reserved to the Bank in this Agreement, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. In the event any provision contained in this Agreement should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver, amendment, release or modification of this Agreement shall be established by conduct, custom or course of dealing, but solely by an instrument in writing duly executed by the parties thereunto duly authorized by this Agreement.

                  10. NATURE OF BANK'S DUTIES; INDEMNIFICATION. As between the Company and the Bank, the Company shall assume all risks of the acts, omissions or misuse of the Letter of Credit by the Trustee. The Bank shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;
(iii) for failure of the Trustee to comply fully with conditions required in order to draw upon the Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document or draft required in order to make a draw under the Letter of Credit or of proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Bank. None of the above shall affect, impair, or prevent the vesting of any of the Bank's rights or powers hereunder.

                  In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Bank, under or in connection with the Letter of Credit or the related drafts or document(s), if taken or omitted in good faith, shall be binding upon the Company and shall not put the Bank under any resulting liability to the Company.

                  The Company hereby agrees at all times to protect, indemnify and save harmless the Bank from and against any and all claims, actions, suits and other legal proceedings, and from and against any and all losses, claims, demands, liabilities, damages, costs, charges, counsel fees and other expenses which the Bank may, at any time, sustain or incur by reason of or in consequence of or arising out of (i) the issuance of the Letter of Credit, (ii) any breach by any party (other than the Bank or an affiliate of the Bank) of any warranty, covenant, term or condition in, or the occurrence of any default under, this Agreement, any other Operative Document or the Bonds, together with all reasonable expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, and (iii) defense against any legal action commenced to challenge the validity of any of the above referred to instruments, it being the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Bank against any and all risks involved in the issuance of the Letter of Credit, all of which risks are hereby assumed by the Company, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or governmental authority (all such acts and omissions, herein called "Government Acts"). The Bank shall not, in any way, be liable for any failure by the Bank or anyone else to pay any draft under the Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Bank. The obligations of the Company under this Paragraph 10 shall survive the payment of the Bonds and the termination of this Agreement.

                  The Company further agrees to indemnify, protect and hold harmless the Bank and all successors and assigns of the Bank (whether following the foreclosure of the Mortgage or otherwise) from and against any and all damages, losses, cleanup costs, liabilities, disabilities, fines, penalties, costs or expenses (including reasonable attorneys' and paralegals' fees and expenses) incurred or to be incurred, whether absolute, fixed or contingent, civil or criminal, and whether arising under federal, state or local law, incurred or to be incurred (i) in connection with the handling, storage, transportation or disposal by anyone (other than the Bank or its successors or assigns) of (A) "hazardous waste," as defined in the Resource Conservation and Recovery Act and Section 403.703(21, FLORIDA STATUTES, (B) "hazardous substance," as defined in the Comprehensive Environmental Response, Compensation and Liability Act, and/or (C) petroleum products or by-products or natural gas, or (ii) otherwise on account of any violation by the Company of the Hazardous Materials Laws.

                  Notwithstanding anything to the contrary contained in this Paragraph 10, the Company shall not have any obligation to indemnify the Bank in respect of any liability incurred by the Bank arising solely out of the gross negligence or willful misconduct of the Bank or out of the wrongful dishonor by the Bank of a proper demand for payment made under the Letter of Credit. In case any action shall be brought against the Bank based upon any of the above and in respect of which indemnity may be sought against the Company, the Bank shall promptly notify the Company in writing, enclosing a copy of all papers served, but the omission so to notify the Company of any such action shall not relieve it of any liability which it may have to the Bank otherwise than under this Section. In case any such action for which indemnification is sought shall be brought against the Bank and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to the Bank. The Bank shall have the right to employ its own counsel in any such action but the fees and expenses of such counsel shall be at the expense of the Bank unless (i) the employment of counsel by the Bank has been authorized by the Company, (i) the Bank shall have reasonably concluded, based upon an opinion of counsel reasonably satisfactory to the Company, that there may be a conflict of interest between the Company and the Bank in the conduct of the defense of such action (in which case the Company shall not have the right to direct the defense of such action on behalf of the Bank), or (iii) the Company shall not in fact have employed counsel reasonably satisfactory to the Bank to assume the defense of such action. The Company shall not be liable for any settlement of any action or claim effected without its consent.

                  11. MISCELLANEOUS.

                  11A. AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent of the Bank. No course of dealing between the Company and the Bank, nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of the Bank hereunder.

                  11B. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement, regardless of any investigation made by the Bank or on its behalf.

                  11C. EXPENSES. The Company hereby agrees to pay promptly all costs and expenses in connection with the preparation, issuance, delivery, filing, recording and administration of the Letter of Credit, this Agreement, the other Operative Documents, the Bonds and any other documents which may be delivered in connection with this Agreement, including, without limitation, the fees and expenses of Holland & Knight LLP, and all costs and expenses (including reasonable counsel fees and expenses) in connection with (i) the transfer, drawing upon, change in terms, maintenance, renewal or cancellation of the Letter of Credit, (ii) any and all amounts which the Bank has paid relative to the Bank's curing of any Event of Default resulting from the acts or omissions of the Company under this Agreement, any other Operative Document or the Bonds,
(iii) the enforcement of this Agreement or any other Operative Document, or (iv) any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Bank from paying any amount under the Letter of Credit. In addition, the Company hereby agrees to pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of the Letter of Credit, this Agreement, the Mortgage, the Assignment, any other Operative Document or the Bonds, or any other documents which may be delivered in connection with this Agreement, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. Notwithstanding the foregoing, no payment shall be required under this Paragraph 11C in respect of any cost or expense the Bank has incurred because of its gross negligence or willful misconduct.

                  11D. NOTICES. Except as otherwise specified herein, all notices hereunder shall be given by United States certified or registered mail or by telecommunication device capable of creating written record of such notice and its receipt. Notices hereunder shall be effective when received and shall be addressed as follows:

         If to the Bank, to:        SunTrust Bank, North Central Florida
                                    411 North Main Street
                                    Gainesville, Florida  32601
                                    Attn: Commercial Real Estate
                                           Department
                                          (Richard J. Blahauvietz)

                  with a copy to:   SunTrust Bank, North Central Florida
                                    203 East Silver Springs Boulevard
                                    Ocala, Florida  34470
                                    Attn: Corporate Lending
                                          (Christine Thibodeau)

         If to the Company, to:     Exactech, Inc.
                                    4613 NW 6th Street
                                    Gainesville, Florida  32609-1781
                                    Attn: Chief Operating Officer

                  11E. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Bank, the determination of such satisfaction shall be made by the Bank in its sole and exclusive judgment exercised in good faith.

                  11F. BINDING EFFECT; ASSIGNMENT. This Agreement is a continuing obligation and shall (i) be binding upon the Company and its successors, transferees and assigns and (ii) inure to the benefit of and be enforceable by the Bank and its successors, transferees and assigns; provided, however, that the Company may not assign all or any part of this Agreement without the prior written consent of the Bank. The Bank may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement, or grant participations herein, in the Letter of Credit or in any of its rights or security hereunder, including, without limitation, the instruments securing the Company's obligations hereunder. No such assignment or participation by the Bank, however, will relieve the Bank of its obligation under the Letter of Credit. In connection with any assignment or participation, the Bank may disclose to the proposed assignee or participant any information that the Company is required to deliver to the Bank pursuant to this Agreement.

                  11G. GOVERNING LAW. This Agreement is being delivered and is intended to be performed in the State of Florida, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of such State.

                  11H. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                  11I. INCORPORATION OF PREAMBLES AND ANNEXES. The preambles appearing at the beginning of this Agreement and all annexes to this Agreement are hereby incorporated into this Agreement by reference.



                            [Signature page follows]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

                                 EXACTECH, INC.

(CORPORATE SEAL)
                                 By:
                                 Title: President and Chief Operating
                                         Officer

Attest:


By:_________________________
Title: Secretary


                                 SUNTRUST BANK, NORTH CENTRAL FLORIDA


                                 By:
                                 Title:

(CORPORATE SEAL)

                                                                         ANNEX I

                          IRREVOCABLE LETTER OF CREDIT


                          IRREVOCABLE LETTER OF CREDIT

                      SUNTRUST BANK, NORTH CENTRAL FLORIDA
                              411 North Main Street
                           Gainesville, Florida 32601


                                                               November 13, 1997

IRREVOCABLE LETTER OF CREDIT NO. 4044

SunTrust Bank, Central Florida,
 National Association, as Trustee
225 E. Robinson Street, Suite 250
Orlando, Florida  32801

Attention:  Corporate Trust Department


                  At the request and on the instructions of our customer, Exactech, Inc., a Florida corporation (the "Company") we hereby establish in your favor for the benefit of the bondholders, as Trustee under the Indenture of Trust, dated as of November 1, 1997 (the "Indenture") between the City of Gainesville, Florida (the "Issuer") and you pursuant to which $3,900,000.00 in aggregate principal amount of the Issuer's Industrial Development Revenue Bonds (Exactech, Inc. Project), Series 1997 (the "Bonds") may be issued, this Irrevocable Letter of Credit in the initial amount of $3,970,417 (hereinafter, as reduced from time to time in accordance with the provisions hereof, the "Stated Amount") of which (i) an amount not exceeding $3,900,000.00 (as reduced from time to time in accordance with the terms hereof (the "Principal Component"), may be drawn upon with respect to payment of the unpaid principal amount or the portion of Purchase Price corresponding to principal of the Bonds, and (ii) an amount not exceeding $70,417 (as reduced from time to time in accordance with the terms hereof, the "Interest Component") may be drawn upon with respect to payment of interest accrued or the portion of Purchase Price corresponding to interest accrued on the Bonds on or prior to their stated maturity date, effective immediately and expiring on November 16, 2002, unless terminated earlier in accordance with the provisions hereof or unless otherwise renewed or extended. All drawings under this Letter of Credit will be paid with our own funds.

                  Funds under this Letter of Credit will be made available to you against receipt by us of the following items at the time required below:
(A) if the drawing is being made with respect to the payment of the portion of the Purchase Price of Bonds delivered to the Tender Agent (as defined in the Indenture) pursuant to Section 2.02(c), 3.09, 4.01, 4.02 or 4.04 of the Indenture, corresponding to the principal thereof (an "A Drawing"), receipt by us of your written certificate in the form of Exhibit A attached hereto appropriately completed and signed by an Authorized Officer; (B) if the drawing is being made with respect to the payment of principal of the Bonds (a "B Drawing"), receipt by us of your written certificate in the form of Exhibit B attached hereto appropriately completed and signed by an Authorized Officer; and
(C) if the drawing is being made with respect to the payment of interest, or the portion of Purchase Price corresponding to interest, on the Bonds (a "C Drawing"), receipt by us of your written certificate in the form of Exhibit C attached hereto appropriately completed and signed by an Authorized Officer. Presentation of such certificate(s) shall be made at our office located at SunTrust Bank, North Central Florida, 411 North Main Street, Gainesville, Florida 32601, Attention: Commercial Real Estate Department (Richard J. Blahauvietz), with a copy to SunTrust Bank, North Central Florida, 203 East Silver Springs Boulevard, Ocala, Florida 34470, Attention: Corporate Lending (Christine Thibodeau), or at any other office or offices which may be designated by us by written notice delivered to you.

                  If a drawing is made by you hereunder at or prior to 4:00 P.M., New York City time, on a Business Day, and provided that the requirements set forth above have been strictly satisfied and that such drawing and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you, or to your designee, of the amount specified in immediately available funds, not later than 12:00 Noon, New York City time, on the next succeeding Business Day or not later than 12:00 Noon, New York City time, on such later Business Day as you may specify. If requested by you, payment under this Letter of Credit will be made by deposit of immediately available funds into a designated account that you maintain with us. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such non-conforming demand for payment to the extent that you are entitled to do so. As used herein, the term "Business Day" shall mean a day on which the corporate trust office of the Trustee and commercial banks located in Orlando, Florida, Gainesville,

Florida and Atlanta, Georgia are required or permitted by law to be open for the purpose of conducting a commercial banking business.

                  Demands for payment hereunder honored by us shall not, in the aggregate, exceed the Stated Amount, as the Stated Amount may have been reinstated by us as provided in the next paragraph. Subject to the preceding sentence, each "A Drawing" and each "B Drawing" honored by the Bank hereunder shall PRO TANTO reduce the Principal Component, and each "C Drawing" honored by the Bank hereunder shall PRO TANTO reduce the Interest Component; any such reduction shall result in a corresponding reduction in the Stated Amount, it being understood that after the effectiveness of any such reduction you shall no longer have any right to make a drawing hereunder in respect of the amount of such principal and/or interest on the Bonds or the payment of Purchase Price corresponding thereto.

                  Upon release by us or on our behalf of any "Pledged Bonds" (as defined in the Indenture), the Principal Component shall be reinstated automatically by the principal amount of such Pledged Bonds. In addition, (i) if you shall not have received, within ten Business Days after any payment in respect of a "C Drawing", written notice from us that the Interest Component will not be reinstated, the Interest Component shall be reinstated automatically, as of the close of business on such tenth Business Day, including, if the Interest Period (as defined in the Indenture) is three months or six months in duration, with respect to any Pledged Bonds (unless the Interest Component previously has been reinstated with respect to such "C Drawing"), by the amount of such "C Drawing" and (ii) upon the release by us or on our behalf of any Pledged Bonds, the Interest Component shall be reinstated automatically by the amount of the "C Drawing" made to pay the portion of the Purchase Price corresponding to interest on such Pledged Bonds (unless the Interest Component previously has been reinstated with respect to such "C Drawing"); provided, however, that in no event shall the Interest Component be reinstated to an amount in excess of 50 days' interest (such amount computed as set forth in the second succeeding paragraph) on the sum of the then applicable Principal Component plus the aggregate principal amount of any Pledged Bonds.

                  Only you or your successor as Trustee may make a drawing under this Letter of Credit. Upon the payment to you, to your designee or to your account of the amount demanded hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such demand for payment and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand for payment to you or any other person who may have made to you or makes to you a demand for payment of principal of, Purchase Price of, or interest on, any Bond. By paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

                  This Letter of Credit applies only to the payment of principal or the portion of Purchase Price of the Bonds corresponding to principal, and up to 50 days' interest accruing on the Bonds (computed at a rate of 13% per annum), from the Date of Issuance through the Termination Date (computed on the basis of (i) actual days elapsed in a 365- or 366-day year, as the case may be, so long as the Interest Period is one week or one month in duration, and (ii) a 360-day year comprised of twelve 30-day months, so long as the Interest Period is three months or six months in duration, and does not apply to any interest that may accrue thereon or any principal, premium or other amounts which may be payable with respect to the Bonds subsequent to the expiration of this Letter of Credit.

                  Upon the earliest of (i) the honoring by us of the final drawing available to be made hereunder, (ii) receipt of a certificate signed by an Authorized Officer and a duly authorized officer of the Company stating that:
"(a) the conditions precedent to the acceptance of a Substitute Letter of Credit (as defined in the Indenture) have been satisfied, (b) the Trustee has accepted the Substitute Letter of Credit and (c) on the effective date of the Substitute Letter of Credit, and after receipt by SunTrust Bank, North Central Florida of this certificate, SunTrust Bank North Central Florida Irrevocable Letter of Credit No. 4044 shall terminate" (iii) receipt of a certificate signed by an Authorized Officer stating that no Bonds remain Outstanding (as defined in the Indenture), (iv) fifteen days after the Conversion Date (as defined in the Indenture) and (v) the stated expiration date hereof, this Letter of Credit shall automatically terminate and be delivered to us for cancellation.

                  Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at SunTrust Bank, North Central Florida, 411 North Main Street, Gainesville, Florida 32601, Attention: Commercial Real Estate Department (Richard J. Blahauvietz), with a copy to SunTrust Bank, North Central Florida, 203 East Silver Springs Boulevard, Ocala, Florida 34470,
Attention: Corporate Lending (Christine Thibodeau), specifically referring thereon to this Letter of Credit by number.

                  We agree to issue a substitute letter of credit to any successor trustee (and to successively replace any such substitute letter of credit) upon the return to us for cancellation of the original of the letter of credit to be replaced, accompanied by a request relating to such letter of credit, which (i) shall be substantially in the form of Exhibit D attached hereto with the blanks appropriately completed, (ii) shall be signed by an Authorized Officer, (iii) shall specify where indicated therein the same letter of credit number as the number of the letter of credit to be replaced and (iv) shall state the name and address of the successor trustee. Each substitute letter of credit will be in substantially the form of this Letter of Credit except for the date and letter of credit number.

                  As used herein (a) "Authorized Officer" shall mean any person signing as one of your Vice Presidents, Assistant Vice Presidents, Trust Officers or Assistant Trust Officers; and (b) all other capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the above-mentioned Indenture.

                  This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein (including, without limitation, the Bonds), except only the certificate(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate(s).

                  This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (the "Uniform Customs"). This Letter of Credit shall be deemed to be a contract made under the laws of the State of Florida and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of such State.

                                            Very truly yours,

                                            SUNTRUST BANK, NORTH CENTRAL FLORIDA


                                            By:_________________________________
                                            Title: Senior Vice President

                                                                       EXHIBIT A



                           CERTIFICATE FOR "A DRAWING"


                                                                          [Date]

SunTrust Bank, North Central Florida
411 North Main Street
Gainesville, Florida 32601
Attention: Commercial Real Estate Department
           (Richard J. Blahauvietz)

SunTrust Bank, North Central Florida
203 East Silver Springs Boulevard
Ocala, Florida 34470
Attention: Corporate Lending
           (Christine Thibodeau)


RE:  IRREVOCABLE LETTER OF CREDIT NO. 4044

                  The undersigned, a duly authorized officer of SunTrust Bank, Central Florida, National Association (the "Trustee"), hereby certifies to SunTrust Bank, North Central Florida, (the "Bank") that:

                  (1) The undersigned is the Trustee under the Indenture (as hereinafter defined) for the holders of the Bonds.

                  (2) The undersigned, in its capacity as Trustee, is making a drawing under the above-referenced Letter of Credit in the amount of $3,900,000 with respect to payment of the portion of the purchase price of Bonds corresponding to the principal amount thereof, which Bonds are to be purchased pursuant to Section [2.02(c)] or [3.09] or [4.01] or [4.02] or [4.04] of the Indenture (as hereinafter defined).

                  (3) The amount demanded hereby does not exceed the amount available on the date hereof to be drawn under the above-referenced Letter of Credit in respect of the portion of the Purchase Price of Bonds corresponding to the principal amount thereof.

                  (4) The amount demanded hereby does not include any amount in respect of the purchase of any Pledged Bonds.

                  (5) Upon receipt by the undersigned of the amount

                                     I-A-1
         demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount owing on account of the purchase of Bonds pursuant to the Indenture (as hereinafter defined) and, upon receipt of written request by the Bank, will cause the Tender Agent to deliver promptly to the Bank Pledged Bonds in an aggregate principal amount equal to the amount demanded hereby (together with any and all due bills for interest due on the next succeeding interest payment date delivered pursuant to Section 4.04 of the Indenture (as hereinafter defined) in respect of such Pledged Bonds), (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

                  (6) With respect to any drawing hereunder pursuant to Section
         3.09 of the Indenture, the undersigned certifies that the Trustee has received a copy of your written consent to the purchase of Bonds pursuant to said Section 3.09.

                  Any capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Indenture of Trust, dated as of November 1, 1997 between the City of Gainesville, Florida and the undersigned, as Trustee (the "Indenture").

                  IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ____ day of ___________, ____.


                                               SUNTRUST BANK, CENTRAL FLORIDA,
                                                NATIONAL ASSOCIATION, as Trustee


                                               By:______________________________
                                               Title:


                                     I-A-2

                                                                       EXHIBIT B


                           CERTIFICATE FOR "B DRAWING"


                                                                          [Date]

SunTrust Bank, North Central Florida
411 North Main Street
Gainesville, Florida 32601
Attention: Commercial Real Estate Department
           (Richard J. Blahauvietz)

SunTrust Bank, North Central Florida
203 East Silver Springs Boulevard
Ocala, Florida 34470
Attention: Corporate Lending
           (Christine Thibodeau)



RE:  IRREVOCABLE LETTER OF CREDIT NO. 4044

                  The undersigned, a duly authorized officer of SunTrust Bank, Central Florida, National Association (the "Trustee"), hereby certifies to SunTrust Bank, North Central Florida (the "Bank") that:

                  (1) The undersigned is the Trustee under the Indenture (as hereinafter defined) for the holders of the Bonds.

                  (2) The undersigned, in its capacity as Trustee, is making a drawing under the above-referenced Letter of Credit in the amount of $__________ with respect to the payment of principal of the Bonds, which amount has, or will, on the Business Day immediately following the date hereof, become due and payable pursuant to the Indenture (as hereinafter defined), upon maturity or as a result of acceleration or redemption of the Bonds.

                  (3) The amount demanded hereby does not include any amount in respect of the principal amount of any Pledged Bonds.

                  (4) The amount demanded hereby, together with the aggregate of all prior payments made pursuant to "B Drawings" under the above-referenced Letter of Credit, does not exceed $3,900,000.

                  (5) The amount demanded hereby does not exceed the amount available on the date hereof to be drawn under the

                                     I-B-1
         above-referenced Letter of Credit in respect of the principal of the Bonds.

                  (6) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the principal amount owing on account of the Bonds pursuant to the Indenture (as hereinafter defined), (b) no portion of said amount shall be applied by the undersigned for any other purpose and
         (c) no portion of said amount shall be commingled with other funds held by the undersigned.

                  Any capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Indenture of Trust, dated as of November 1, 1997 between the City of Gainesville, Florida and the undersigned, as Trustee (the "Indenture").

                  IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ______ day of _________, ____.


                                               SUNTRUST BANK, CENTRAL FLORIDA,
                                                NATIONAL ASSOCIATION, as Trustee


                                               By:______________________________
                                               Title:


                                     I-B-2

                                                                       EXHIBIT C

                           CERTIFICATE FOR "C DRAWING"

                                                                          [Date]

SunTrust Bank, North Central Florida
411 North Main Street
Gainesville, Florida 32601
Attention: Commercial Real Estate Department
           (Richard J. Blahauvietz)

SunTrust Bank, North Central Florida
203 East Silver Springs Boulevard
Ocala, Florida 34470
Attention: Corporate Lending
           (Christine Thibodeau)



RE:  IRREVOCABLE LETTER OF CREDIT NO. 4044

                  The undersigned, a duly authorized officer of SunTrust Bank, Central Florida, National Association (the "Trustee"), hereby certifies to SunTrust Bank, North Central Florida, (the "Bank") that:

                  (1) The undersigned is the Trustee under the Indenture (as hereinafter defined) for the holders of the Bonds.

                  (2) The undersigned, in its capacity as Trustee, is making a drawing under the above-referenced Letter of Credit in the amount of $___________ with respect to payment of [the portion of the purchase price of $___________ in principal amount of the Bonds corresponding to the accrued interest thereon, which Bonds are to be purchased pursuant to [Section 3.09 or 4.04] of the Indenture (as hereinafter defined)] [interest on the Bonds, which amount has accrued and become due and payable pursuant to the Indenture (as hereinafter defined), upon a stated interest payment date or as a result of acceleration or redemption of the Bonds]1 [interest on the Bonds, which has accrued or will accrue during the calendar month for which this drawing is being submitted]1.

                  (3) The amount demanded hereby does not exceed the amount
___________________________
     1 For use when Interest Period is three months or six months in durationn.


I-C-1
         available on the date hereof to be drawn under the above-referenced Letter of Credit in respect of interest on the Bonds.

                  (4) If the Interest Period is one week or one month in duration, the amount demanded hereby does not include any amount in respect of the interest on any Pledged Bonds.

                  (5) Upon receipt by the undersigned of the amount demanded hereby, (a) the undersigned will apply the same directly to the payment when due of the [interest owing on account of the Bonds pursuant to the Indenture (as hereinafter defined)] [portion of the Purchase Price of Bonds pursuant to [Section 3.09 or 4.04, as applicable] of the Indenture (as hereinafter defined) corresponding to accrued interest thereon], (b) no portion of said amount shall be applied by the undersigned for any other purpose and (c) no portion of said amount shall be commingled with other funds held by the undersigned.

                  (6) With respect to any drawing hereunder pursuant to Section
         3.09 of the Indenture, the undersigned certifies that the Trustee has received a copy of your written consent to the purchase of Bonds pursuant to said Section 3.09.

                  Any capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Indenture of Trust, dated as of November 1, 1997 between the City of Gainesville, Florida and the undersigned, as Trustee (the "Indenture").

                  IN WITNESS WHEREOF, the Trustee has executed and delivered this Certificate as of the ____ day of _________, ____.

                                               SUNTRUST BANK, CENTRAL FLORIDA,
                                                NATIONAL ASSOCIATION, as Trustee


                                               By:______________________________
                                               Title:

                                     I-C-2

                                                                       EXHIBIT D


                INSTRUCTION TO ISSUE SUBSTITUTE LETTER OF CREDIT

                                                                          [Date]

SunTrust Bank, North Central Florida
411 North Main Street
Gainesville, Florida 32601
Attention: Commercial Real Estate Department
           (Richard J. Blahauvietz)

SunTrust Bank, North Central Florida
203 East Silver Springs Boulevard
Ocala, Florida 34470
Attention: Corporate Lending
           (Christine Thibodeau)

RE:  IRREVOCABLE LETTER OF CREDIT NO. 4044

Ladies and Gentlemen:

                  Reference is made to (i) the above-referenced letter of credit (the "Old Letter of Credit") and (ii) the Indenture of Trust dated as of November 1, 1997 (the "Indenture") between the City of Gainesville, Florida and us.

                  [Name and address of successor trustee] (the "Successor Trustee") has been appointed successor trustee under the Indenture. The Successor Trustee has been properly appointed and qualified pursuant to Article X of the Indenture. You are hereby requested to issue, in accordance with the terms of the Old Letter of Credit, a new letter of credit to the Successor Trustee having the same terms and providing for the same Stated Amount as the Old Letter of Credit.

                  We submit herewith for cancellation the original of the Old Letter of Credit.

                  The individual signing below on our behalf hereby represents that he or she is duly authorized to so sign on our behalf.

                                               Very truly yours,

                                               SUNTRUST BANK, CENTRAL FLORIDA,
                                                NATIONAL ASSOCIATION, as Trustee


                                               By:______________________________
                                               Title:

                                     I-D-1

                                                                        ANNEX II

                          PLEDGE AND SECURITY AGREEMENT

                  PLEDGE AND SECURITY AGREEMENT dated as of November 1, 1997 and made by EXACTECH, INC., a Florida corporation (the "Borrower"), to SUNTRUST BANK, NORTH CENTRAL FLORIDA (the "Bank") pursuant to the Letter of Credit Agreement dated as of November 1, 1997, between the Borrower and the Bank (hereinafter, as the same may from time to time be amended or supplemented, called the "Credit Agreement");

                              W I T N E S S E T H:

                  WHEREAS, the City of Gainesville, Florida (the "Issuer") is issuing its Industrial Development Revenue Bonds (Exactech, Inc. Project), Series 1997 (the "Bonds") under an Indenture of Trust dated as of November 1, 1997 (the "Indenture") between the Issuer and SunTrust Bank, Central Florida, National Association, as trustee (in such capacity, the "Trustee"), the proceeds of which are being loaned by the Issuer to the Borrower; and

                  WHEREAS, the Indenture requires the Trustee to purchase Bonds under certain circumstances as set forth in Section 2.02(c), 4.01, 4.02 or 4.04 of the Indenture (the "Purchased Bonds") from the holders thereof; and

                  WHEREAS, in connection with the issuance of the Bonds, the Borrower has entered into the Credit Agreement in order to cause the Bank to issue a letter of credit thereunder (the "Letter of Credit") which may be used, INTER ALIA, to pay the purchase price of the Purchased Bonds (to the extent moneys drawn under the Letter of Credit are used to purchase Purchased Bonds, such Purchased Bonds are hereinafter referred to as "Pledged Bonds"); and

                  WHEREAS, it is the intent of the parties hereto that the Purchased Bonds, when purchased with amounts drawn under the Letter of Credit, not be deemed to be redeemed, but remain outstanding under the Indenture; and

                  WHEREAS, it is a condition precedent to the obligation of the Bank to enter into the Credit Agreement that the Borrower shall have executed and delivered this Pledge Agreement to the Bank;

                  NOW, THEREFORE, in consideration of the premises and in order to induce the Bank to enter into the Credit Agreement and issue the Letter of Credit thereunder and for other good and valuable consideration, receipt of which is hereby acknowledged, the Borrower hereby agrees with the Bank as follows:

                  1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement shall have such defined meanings when used herein.

                  2. PLEDGE. The Borrower hereby pledges, assigns, hypothecates, transfers, and delivers to the Bank all its right, title and interest to the Pledged Bonds as the same may be from time to time delivered to the Trustee or Tender Agent by the holders thereof and hereby grants to the Bank a first lien on, and security interest in, its right, title and interest in and to the Pledged Bonds, the interest thereon and all proceeds thereof, as collateral security for the prompt and complete payment when due of all amounts due in respect of the obligations of the Borrower set forth in Paragraph 3A of the Credit Agreement (the "Obligations"). Notwithstanding anything herein to the contrary, if the Bonds are held in the DTC Book-Entry Only System (as defined in the Indenture), Pledged Bonds shall be held by the Tender Agent in its participant account with DTC (as defined in the Indenture) for the benefit of the Bank. The Tender Agent shall mark its records to indicate that such Pledged Bonds are so held for the benefit of the Bank. In the event that the Pledged Bonds are held as provided in this paragraph, the Tender Agent and the Trustee shall, promptly following a written request from the Bank, take such steps as are necessary to cause such Pledged Bonds to be converted to physical form and delivered to or at the direction of the Bank.

                  3. PAYMENTS ON THE BONDS. If, while this Pledge Agreement is in effect, the Borrower shall become entitled to receive or shall receive any principal or interest payment in respect of the Pledged Bonds, the Borrower agrees to accept the same as the Bank's agent and to hold the same in trust on behalf of the Bank and to deliver the same forthwith to the Bank. All sums of money so paid in respect of the Pledged Bonds which are received by the Borrower and paid to the Bank shall be credited against the obligations of the Borrower to the Bank in the manner set forth in Paragraph 3 of the Credit Agreement. So long as no Default or Event of Default has occurred and is continuing, any amounts received by the Bank in respect of the stated interest on any Pledged Bonds in excess of the amounts then owing the Bank pursuant to Paragraph 3A(i)(2) of the Credit Agreement shall be remitted to the Borrower.

                  4. COLLATERAL. All property at any time pledged to the Bank hereunder (whether specifically described herein or not) and all income therefrom and proceeds thereof, are herein collectively sometimes called the "Collateral."

                  5. RELEASE OF PLEDGED BONDS. If the Borrower makes or causes to be made to the Bank a payment in respect of its reimbursement obligation under Paragraph 3A(i) of the Credit Agreement pursuant to clause (i) of Paragraph 3B thereof or such a payment is made on behalf of the Borrower pursuant to clause (ii) of Paragraph 3B thereof, the Bank agrees to release from the lien of this Pledge Agreement and deliver to the Borrower or the Trustee for resale in accordance with Section 4.07 of the Indenture, as the case may be, Pledged Bonds of the applicable series in a principal amount equal to the amount of the payment so made or to the principal amount of Pledged Bonds so purchased. Notwithstanding the foregoing, no payment of amounts owing to the Bank pursuant to Paragraph 3A(i) of the Credit Agreement may be made, and no Pledged Bonds shall be released, during the period commencing two Business Days prior to an interest payment date with respect to the Bonds and ending on such interest payment date.

                  6. RIGHTS OF THE BANK. The Bank shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred and is continuing, the Bank may thereafter, without notice, exercise all rights, privileges or options pertaining to any Pledged Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

                  7. REMEDIES. In the event that any portion of the Obligations has been declared due and payable pursuant to the Credit Agreement, the Bank, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Borrower or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best available, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby expressly waived or released. The Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of the Bank hereunder, including reasonable attorney's fees and legal expenses, to the payment, in whole or in part, of the Obligations in such order as the Bank may elect, the Borrower remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Bank of any other amount required to be paid by any provision of law, including, without limitation, Section 679.504(1)(c), Florida Statutes, need the Bank account for the surplus, if any, to the Borrower. The

Borrower agrees that the Bank need not give more than ten days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Borrower if it has signed after default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Florida. The Borrower shall be liable for the deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay all amounts to which the Bank is entitled, and the fees of any attorneys employed by the Bank to collect such deficiency.

                  8. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER. The Borrower represents and warrants that:

                  (a) on the date of delivery to the Bank of any Pledged Bonds described herein, neither the Remarketing Agent (as defined in the Indenture) nor the Trustee will have any right, title or interest in and to the Pledged Bonds;

                  (b) it has, and on the date of delivery to the Bank of any Pledged Bonds will have, full power, authority and legal right to pledge all of its right, title and interest in and to the Pledged Bonds pursuant to this Pledge Agreement;

                  (c) this Pledge Agreement has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms;

                  (d) no consent of any other party (including, without limitation, creditors of the Borrower) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, domestic or foreign is required to be obtained by the Borrower in connection with the execution, delivery or performance of this Pledge Agreement;

                  (e) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which the Borrower is a party or which purports to be binding upon the Borrower or upon its assets and will not result in the creation or imposition of any lien, charge or encumbrance on or security interest in any of the assets of the Borrower except as contemplated by this Pledge

Agreement; and

                  (f) the pledge, assignment and delivery of such Pledged Bonds pursuant to this Pledge Agreement will create a lien on and a security interest in, all right, title or interest of the Borrower in or to such Pledged Bonds, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Borrower which would include the Pledged Bonds. The Borrower covenants and agrees that it will defend the Bank's right, title and security interest in and to the Pledged Bonds and the proceeds thereof against the claims and demands of all persons whomsoever; and covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Bank as collateral hereunder and will likewise defend the Bank's right thereto and security interest therein.

                  9. NO DISPOSITION, ETC. Without the prior written consent of the Bank, the Borrower agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Pledge Agreement and sale of the Pledged Bonds pursuant to Section 4.07(b) of the Indenture.

                  10. FURTHER ASSURANCES. The Borrower agrees that at any time and from time to time upon the written request of the Bank, the Borrower will execute and deliver such further documents and do such further acts and things as the Bank may reasonably request in order to effect the purposes of this Pledge Agreement and to maintain the lien of this Pledge Agreement on the Pledged Bonds as a first lien.

                  11. SEVERABILITY. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any such jurisdiction.

                  12. NO WAIVER; REMEDIES CUMULATIVE. The Bank shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Bank, and then only to the extent therein set forth. A waiver by the Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Bank would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

                  13. WAIVERS, AMENDMENTS; APPLICABLE LAW. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the Bank. This Pledge Agreement and all obligations of the Borrower hereunder shall be binding upon the successors and assigns of the Borrower, and shall, together with the rights and remedies of the Bank hereunder, inure to the benefit of the Bank and its successors and assigns. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Florida.

                  14. LITIGATION. Notwithstanding anything herein to the contrary, in the event any legal proceedings are instituted between the parties hereto concerning this Pledge Agreement, the prevailing party in such proceedings shall be entitled to recover its costs of suit, including reasonable attorneys' fees, at both trial and appellate levels.

                  IN WITNESS WHEREOF, the Borrower has caused this Pledge Agreement to be duly executed as of the day and year first above written.

                                                EXACTECH, INC.


                                                By:_____________________________
                                                Title: President



By:________________________
Title: Secretary

                                                                       ANNEX III

                               PENDING LITIGATION


                  On January 28, 1997, a competitor filed a complaint and jury demand for patent infringement against the Company. Management has examined the patent and concluded that the structure of the Company's product differs significantly from the teachings of the patent. In addition, the Company has sought the advice of patent counsel who believes that the Company's products do not infringe the Competitor's patent.

                  On August 21, 1997, a sales organization in the northeast filed a complaint alleging that the Company induced several of their sales agents to breach their employment agreements when the Company contracted with these agents to sell its products. The plaintiff is seeking an unspecified monetary award and punitive damages in the amount to be determined at trial. The plaintiff also asked that the Company be enjoined from soliciting plaintiff's employees, interfering with their customer relationships and selling products to their former customers. The Company denies the allegations. At a hearing in the Superior Court of New Jersey on October 8, 1997, the judge refused to grant any of the above injunctions sought by the plaintiff.

                                     III-1

                                                                        ANNEX IV

                        INFORMATION REGARDING ERISA PLANS


                  The Company implemented a 401(k) pension plan (the "Plan") in the second quarter of 1996. The Company is the administrator of the Plan, and the trustees of the Plan are the following officers of the Company. Joel C. Phillips, Betty Petty and Timothy J. Seese. The Company currently matches employee contributions at the rate of $0.25 for each dollar of employee contributions, subject to the availability of funds. The Plan does not require the Company to match future employee contributions. Investment vehicles offered by the Plan are: (i) five mutual funds managed by Merrill Lynch (including a money market fund), (ii) the Alliance Growth Fund and (iii) the Colonial Newport Tiger Fund.

                                                                         ANNEX V

                                 PERMITTED LIENS

          (All references to public records of Alachua County, Florida)



1. Easement granted to City of Gainesville, dated December 3, 1974, filed December 17, 1974 in Official Records Book 920, at Page 58.

2. Declaration of Restrictive Covenants, Reservations, Conditions and Easements of Northwood Commercial Park, which creates easements and establishes private charges or assessments filed October 20, 1975, in Official Records Book 969, at Page 620, as amended and supplemented in Official Records Book 1279, at Page 625, Official Records Book 1334, at Page 886, Official Records Book 1380, at Page 699 and Official Records Book 1462, at Page 323, and as affected by the conveyance of ingress and egress easements to the City of Gainesville by Deed filed in Official Records Book 2102, at Page 1507.

3. Easement granted to N.W. Inc., dated April 21, 1980, filed April 23, 1980 in Official Records Book 1274, at Page 434.

4. Easement granted to Turkey Creek, Inc., dated October 21, 1981, filed October 23, 1981 in Official Records Book 1378, at Page 655.

5. Resolutions of the Board of County Commissioners of Alachua County filed in Official Records Book 1929, at Page 839 and Official Records Book 2078, at Page 1999.

6. Easement granted to City of Gainesville, dated September 9, 1997, filed September 22, 1997, in Official Records Book 2132, at Page 963.
     1 For use when Interest Period (as defined in Indenture) is seven days or one month in duration.